             CUMULATIVE AND AVERAGE ANNUAL TOTAL RETURN CALCULATIONS

                    ORIGINAL PURCHASE AS OF DECEMBER 31, 1996
                     VALUATION DATE AS OF DECEMBER 31, 1997

                                                                                               Units This
Date                      Transaction                             Dollar Amount   Unit Value      Trans   Accum Units    Accum Value
----                      -----------                             -------------   ----------      -----   -----------    -----------

                          HARRIS ASSOCIATES VALUE PORTFOLIO


12-31-96                  Purchase                                $1,000.00       12.123468000    82.485    82.485         1,000.00
12-31-97                  Contract Fee                                (1.44)      15.083106243    (0.095)   82.389         1,242.68
12-31-97                  Value before Surr Chg                                   15.083106243     0.000    82.389         1,242.68
12-31-97                  Surrender Charge                           (70.00)      15.083106243    (4.641)   77.748         1,172.68

Cumulative & Avg. Annual Total Returns without/with chrgs                         24.41% A                                 17.27% B

                          MFS TOTAL RETURN PORTFOLIO


12-31-96                  Purchase                                $1,000.00       11.027930228    90.679    90.679         1,000.00
12-31-97                  Contract Fee                                (1.44)      13.200967296    (0.109)   90.570         1,195.61
12-31-97                  Value before Surr Chg                                   13.200967296     0.000    90.570         1,195.61
12-31-97                  Surrender Charge                           (70.00)      13.200967296    (5.303)   85.267         1,125.61

Cumulative & Avg. Annual Total Returns without/with chrgs                         19.70% A                                 12.56% B

                          BERKELEY U.S. QUALITY BOND PORTFOLIO


12-31-96                  Purchase                                $1,000.00       10.145108954    98.570    98.570         1,000.00
12-31-97                  Contract Fee                                (1.44)      10.994737701    (0.131)   98.439         1,082.31
12-31-97                  Value before Surr Chg                                   10.994737701     0.000    98.439         1,082.31
12-31-97                  Surrender Charge                           (70.00)      10.994737701    (6.367)   92.072         1,012.31

Cumulative & Avg. Annual Total Returns without/with chrgs                         8.37% A                                  1.23% B

                          BERKELEY MONEY MARKET PORTFOLIO


12-31-96                  Purchase                                $1,000.00       10.361934076    96.507    96.507         1,000.00
12-31-97                  Contract Fee                                (1.44)      10.757048242    (0.134)   96.373         1,036.69
12-31-97                  Value before Surr Chg                                   10.757048242     0.000    96.373         1,036.69
12-31-97                  Surrender Charge                           (70.00)      10.757048242    (6.507)   89.866           966.69

Cumulative & Avg. Annual Total Returns without/with chrgs                          3.81% A                                 -3.33% B

                          STRONG INTERNATIONAL STOCK PORTFOLIO


12-31-96                  Purchase                                $1,000.00       10.578848879    94.528    94.528         1,000.00
12-31-97                  Contract Fee                                (1.44)       9.277966002    (0.155)   94.373           875.59
12-31-97                  Value before Surr Chg                                    9.277966002     0.000    94.373           875.59
12-31-97                  Surrender Charge                           (70.00)       9.277966002    (7.545)   86.828           805.59

Cumulative & Avg. Annual Total Returns without/with chrgs                         -12.30% A                                -19.44% B

                          STRONG GROWTH PORTFOLIO


12-31-96                  Purchase                                $1,000.00       12.621549924    79.230    79.230         1,000.00
12-31-97                  Contract Fee                                (1.44)      15.716617098    (0.092)   79.138         1,243.78
12-31-97                  Value before Surr Chg                                   15.716617098     0.000    79.138         1,243.78
12-31-97                  Surrender Charge                           (70.00)      15.716617098    (4.454)   74.684         1,173.78

Cumulative & Avg. Annual Total Returns without/with chrgs                         24.52% A                                 17.38% B

                          ROBERTSON STEPHENS DIVERSIFIED GROWTH PORTFOLIO


12-31-96                  Purchase                                $1,000.00       10.349591726    96.622    96.622         1,000.00
12-31-97                  Contract Fee                                (1.44)      12.212153514    (0.118)   96.504         1,178.52
12-31-97                  Value before Surr Chg                                   12.212153514     0.000    96.504         1,178.52
12-31-97                  Surrender Charge                           (70.00)      12.212153514    (5.732)   90.772         1,108.52

Cumulative & Avg. Annual Total Returns without/with chrgs                         18.00% A                                 10.85% B


                          LEXINGTON CORPORATE LEADERS PORTFOLIO


12-31-96                  Purchase                                $1,000.00       11.509183224    86.887    86.887         1,000.00
12-31-97                  Contract Fee                                (1.44)      14.246101967    (0.101)   86.786         1,236.36
12-31-97                  Value before Surr Chg                                   14.246101967     0.000    86.786         1,236.36
12-31-97                  Surrender Charge                           (70.00)      14.246101967    (4.914)   81.872         1,166.36

Cumulative & Avg. Annual Total Returns without/with chrgs                         23.78% A                                 16.64% B

A = (Unit Value as of December 31, 1997 - Unit Value at Purchase)/Unit Value at Purchase

B = (Accumulated Value as of December 31, 1997 - Accum. Value at Purch.)/Accum. Value at Purch.

The contract fee assumes a estimated $25,000 Contract Value so that the Contract Maintenance Charge per $1,000 of net asset value in the Separate Account is $1.44. Such charge would be higher for smaller Contract Values and lower for higher Contract Values.

             CUMULATIVE AND AVERAGE ANNUAL TOTAL RETURN CALCULATIONS

                  ORIGINAL PURCHASE AS OF SUB-ACCOUNT INCEPTION
                     VALUATION DATE AS OF DECEMBER 31, 1997

                                                                                              Units This
Date                      Transaction                             Dollar Amount   Unit Value    Trans      Accum Units   Accum Value
----                      -----------                             -------------   ----------    -----      -----------   -----------

                          HARRIS ASSOCIATES VALUE PORTFOLIO

2-9-96                    Purchase                                $1,000.00       10.146989359  98.551     98.551        1,000.00
2-8-97                    Contract Fee                            (1.44)          12.123468000  (0.119)    98.433        1,193.34
12-31-97                  Value before Surr Chg                                   15.083106243  0.000      98.433        1,484.67
12-31-97                  Surrender Charge                        (70.00)         15.083106243  (4.641)    93.792        1,414.67
Cumulative Total Returns without/with chrgs                                       48.65%     A                           41.47%   C
Avg. Annual Total Returns without/with chrgs                                      23.29%     B                           20.11%   D

                          MFS TOTAL RETURN PORTFOLIO

2-9-96                    Purchase                                $1,000.00       10.102774711  98.983     98.983        1,000.00
2-8-97                    Contract Fee                            (1.44)          11.027930228  (0.131)    98.852        1,090.13
12-31-97                  Value before Surr Chg                                   13.200967296  0.000      98.852        1,304.94
12-31-97                  Surrender Charge                        (70.00)         13.200967296  (5.303)    93.549        1,234.94
Cumulative Total Returns without/with chrgs                                       30.67%   A                             23.49%   C
Avg. Annual Total Returns without/with chrgs                                      15.18%   B                             11.79%   D

                          BERKELEY U.S. QUALITY BOND PORTFOLIO

2-9-96                    Purchase                                $1,000.00       10.004631790  99.954     99.954        1,000.00
2-8-97                    Contract Fee                            (1.44)          10.145108954  (0.142)    99.812        1,012.60
12-31-97                  Value before Surr Chg                                   10.994737701  0.000      99.812        1,097.40
12-31-97                  Surrender Charge                        (70.00)         10.994737701  (6.367)    93.445        1,027.40
Cumulative Total Returns without/with chrgs                                       9.90%    A                             2.74%    C
Avg. Annual Total Returns without/with chrgs                                      5.11%    B                             1.44%    D

                          BERKELEY MONEY MARKET PORTFOLIO

2-9-96                    Purchase                                $1,000.00       10.000000000  100.000    100.000       1,000.00
2-8-97                    Contract Fee                            (1.44)          10.361934076  (0.139)    99.861        1,034.75
12-31-97                  Value before Surr Chg                                   10.757048242  0.000      99.861        1,074.21
12-31-97                  Surrender Charge                        (70.00)         10.757048242  (6.507)    93.354        1,004.21
Cumulative Total Returns without/with chrgs                                       7.57%    A                             0.42%    C
Avg. Annual Total Returns without/with chrgs                                      3.93%    B                             0.22%    D

                          STRONG INTERNATIONAL STOCK PORTFOLIO

2-9-96                    Purchase                                $1,000.00       10.052005200  99.483     99.483        1,000.00
2-8-97                    Contract Fee                            (1.44)          10.578848879  (0.136)    99.347        1,050.97
12-31-97                  Value before Surr Chg                                   9.277966002   0.000      99.347        921.73
12-31-97                  Surrender Charge                        (70.00)         9.277966002   (7.545)    91.802        851.73
Cumulative Total Returns without/with chrgs                                       -7.70%   A                             -14.83%  C
Avg. Annual Total Returns without/with chrgs                                      -4.14%   B                             -8.13%   D

                          STRONG GROWTH PORTFOLIO

2-9-96                    Purchase                                $1,000.00       10.558402726  94.711     94.711        1,000.00
2-8-97                    Contract Fee                            (1.44)          12.621549924  (0.114)    94.597        1,193.96
12-31-97                  Value before Surr Chg                                   15.716617098  0.000      94.597        1,486.75
12-31-97                  Surrender Charge                        (70.00)         15.716617098  (4.454)    90.143        1,416.75
Cumulative Total Returns without/with chrgs                                       48.85%   A                             41.67%   C
Avg. Annual Total Returns without/with chrgs                                      23.38%   B                             20.20%   D

                          ROBERTSON STEPHENS DIVERSIFIED GROWTH PORTFOLIO

2-9-96                    Purchase                                $1,000.00       10.156090245  98.463     98.463        1,000.00
2-8-97                    Contract Fee                            (1.44)          10.349591726  (0.139)    98.324        1,017.61
12-31-97                  Value before Surr Chg                                   12.212153514  0.000      98.324        1,200.75
12-31-97                  Surrender Charge                        (70.00)         12.212153514  (5.732)    92.592        1,130.75
Cumulative Total Returns without/with chrgs                                       20.24%   A                             13.07%   C
Avg. Annual Total Returns without/with chrgs                                      10.23%   B                             6.71%    D


                          LEXINGTON CORPORATE LEADERS PORTFOLIO

2-9-96                    Purchase                                $1,000.00       10.238540927  97.670     97.670        1,000.00
2-8-97                    Contract Fee                            (1.44)          11.509183224  (0.125)    97.545        1,122.66
12-31-97                  Value before Surr Chg                                   14.246101967  0.000      97.545        1,389.64
12-31-97                  Surrender Charge                        (70.00)         14.246101967  (4.914)    92.631        1,319.64
Cumulative Total Returns without/with chrgs                                       39.14%   A                             31.96%   C
Avg. Annual Total Returns without/with chrgs                                      19.06%   B                             15.78%   D

A = (Unit Value as of December 31, 1997 - Unit Value at Purchase)/Unit Value at Purchase

B =((A+1) ^(1/1.893150685)) - 1

C = (Accumulated Value as of December 31, 1997 - Accum. Value at Purch.)/Accum. Value at Purch.

D = ((C+1) ^(1/1.893150685)) - 1

The Contract Fee assumes an estimated $25,000 Contract Value so that the Contract Maintenance Charge  per $1,000 of net asset value in the Separate Account is $1.44. Such charge would be higher for smaller Contract Values and lower for higher Contract Values.